                            SUNRISE PRESCHOOLS, INC.

                                 333,333 SHARES

                             UNDERWRITING AGREEMENT

                                                      ____________________, 1995

W.B. McKee Securities, Inc.
South Coast Financial Securities, Inc.
(As Representatives of the several
Underwriters named in Schedule 1 hereto)
c/o W.B. McKee Securities, Inc.
3003 North Central Avenue, Suite 100
Phoenix, Arizona 85012

Dear Sirs:

           Sunrise Preschools, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement (this "Agreement") with the several underwriters named in Schedule 1 hereto (the "Underwriters"), for whom you have been duly authorized to act as representatives (in such capacity, the "Representatives"), as set forth below.

       1. Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Underwriters an aggregate of 333,333 shares (the "Firm Shares") of Series C Preferred Stock of the Company. The Company also proposes to issue and sell to the several Underwriters not more than 50,000 additional Shares if requested by the Representatives as provided in
Section 3.2 of this Agreement. Any and all Shares to be purchased by the Underwriters pursuant to Section 3.2 of this Agreement are referred to herein as the "Option Shares," and the Firm Shares and any Option Shares are collectively referred to herein as the "Shares."

       2. Representations and Warranties of the Company.

           2.1 Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the several Underwriters that:

                2.1.1 A registration statement on Form SB-2 (File No. 33-________) with respect to the Shares, including a prospectus subject to completion, has been filed by the Company in conformity with the requirements of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and one or more amendments to such registration statement may have been so filed. After the execution of this Agreement, the Company will file with the Commission either (i) if such registration statement,


                                  EXHIBIT 1.1
as it may have been amended, has been declared by the Commission to be effective under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act and as have been provided to and approved by the Representatives prior to the execution of this Agreement, or (ii) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Representatives prior to the execution of this Agreement. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Preliminary Prospectus" means each prospectus subject to completion filed with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective); and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act or, if no prospectus is required to be filed pursuant to said Rule 424(b), such term means the prospectus included in the Registration Statement.

                2.1.2 Neither the Commission nor the "blue sky" or securities authority of any jurisdiction has issued any order preventing or suspending the use of any Preliminary Prospectus. When any Preliminary Prospectus was filed with the Commission it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, it (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and on the Closing Date the Prospectus, as amended or supplemented at any such time, (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this Section 2.1.2 do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any


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amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

                2.1.3 Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its jurisdiction of incorporation and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to it.

                2.1.4 Each of the Company and its subsidiaries has full power (corporate and other) to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus; and the Company has full power (corporate and other) to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it.

                2.1.5 Other than the subsidiaries of the Company listed in
Exhibit 21 to the Registration Statement, the Company has no subsidiaries and does not own any shares of stock or any other equity interest in any firm, partnership, association or other entity.

                2.1.6 The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Shares have been duly authorized and at the Closing Date after payment therefor in accordance herewith will be validly issued, fully paid and nonassessable. No person is entitled to have such securities registered under the Registration Statement.

                2.1.7 The capital stock of the Company conforms to the description thereof contained in the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus.

                2.1.8 The Company is the lawful owner of the Shares to be offered and sold by the Company hereunder and upon sale and delivery of, and payment for, such Shares, as provided herein, the Company will convey to the purchasers thereof good and marketable title to such Shares, free and clear of any security interests, liens, encumbrances, equities, claims or other defects.

                2.1.9 The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or Common Stock of the Company (the "Common Stock").

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                2.1.10 The Company has not since the filing of the Registration
Statement (i) sold, bid for, purchased, attempted to induce any person to purchase, or paid anyone any compensation for soliciting purchases of, the Shares or (ii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except for the sale of Shares by the Company under this Agreement).

                2.1.11 The financial statements and schedules of the Company included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present the financial position of the Company and the results of operations and changes in financial condition as of the dates and periods therein specified. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and include all financial information required to be included by the Act. The selected financial data set forth under the captions "Summary Financial Data," "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present, on the basis stated in the Prospectus (or such Preliminary Prospectus), the information included therein.

                2.1.12 Arthur Andersen LLP, who have certified certain of the financial statements of the Company and delivered their report with respect to the audited financial statements and schedules included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), are independent public accountants as required by the Act and the applicable rules and regulations thereunder.

                2.1.13 The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by the Company and this Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with the terms thereof, except as may be limited by public policy considerations.

                2.1.14 No legal or governmental proceedings are pending to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and, to the best knowledge of the Company, after due inquiry, no such proceedings have been threatened against the Company or any of its subsidiaries or with respect to any of their respective properties; and no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or filed as required.

                2.1.15 The issuance, offering and sale of the Shares by the Company pursuant to this Agreement, the compliance by the Company with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (i) require

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the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, such as may be required under state securities or blue sky laws and, if the registration statement filed with respect to the Shares (as amended) is not effective under the Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Act, or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their properties is bound, or the charter documents or bylaws of the Company, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or any of its subsidiaries.

                2.1.16 Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, except in each case as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                2.1.17 The Company owns the trademarks described in the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus). The Company owns or possesses, or can acquire on reasonable terms, all material patents, patent applications, trademarks (other than those referred to above), service marks, trade names, licenses, copyrights and proprietary or other confidential information currently employed by it in connection with its business and the Company has not received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing trademarks which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                2.1.18 The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

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                2.1.19 Except as described in the Registration Statement and in the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company to issue such shares, any such convertible or exchangeable securities or obligations, or any such warrants, rights or obligations.

                2.1.20 The Company is not in breach of any term or provision of its Certificate of Incorporation or Bylaws; no default exists, and no event has occurred which with notice or lapse of time or both, would constitute a default, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease, note, bank loan or credit agreement or any other agreement or instrument to which the Company or its properties may be bound or affected in any respect which would have a material adverse effect on the condition (financial or otherwise), business, properties, prospects, net worth or result of operations of the Company.

                2.1.21 Except as disclosed in the Registration Statement and in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), the Company has no knowledge that it or any of its subsidiaries is in violation of any laws, ordinances, governmental rules or regulations to which it is subject which would have a material adverse effect on the condition (financial or otherwise), business, properties, prospects, net worth or results of operations of the Company.

                2.1.22 The Company and each of its subsidiaries has good and marketable title to all items of personal property owned by it, free and clear of any security interest, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely effect the value of such property and do not interfere with the use made or proposed use to be made of such property by the Company or its subsidiaries, and any real property and buildings held under lease by the Company or any of its subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                2.1.23 Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and except as may otherwise be indicated or contemplated herein or therein, (i) the Company has not entered into any transaction with an affiliate of the Company or declared, paid or made any dividend or distribution of any kind on or in connection with any class of its capital stock, and (ii) the Company has no knowledge of any transaction between any affiliate of the Company and any significant customer or supplier of the Company, except in its ordinary course of business.

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                2.1.24 The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                2.1.25 The Company knows of no outstanding claims for services in the nature of a finder's fee or origination fee or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

                2.1.26 The Company conducts its operations in a manner that does not subject it to registration as an investment company under the Investment Company Act of 1940, as amended, and the transactions contemplated by this Agreement will not cause the Company to become an investment company subject to registration under the Investment Company Act of 1940, as amended.

                2.1.27 The Company and each of its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; the Company and each of its subsidiaries has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it or its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                2.1.28 The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the Company (and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                2.1.29 The Company has obtained from each of its directors and officers his or her enforceable written agreement that for a period of one year from the date of the Prospectus he or she will not, without the Representatives' prior written consent, offer, pledge, sell, contract to sell, grant any option for the sale or otherwise dispose of, directly or indirectly, any shares of Common Stock or any security which by its terms is convertible into, exercisable or exchangeable for shares of Common Stock of the Company.

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                2.1.30 The Company is current in all of its filings required under the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

                2.1.31 Each certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

        3. Purchase Sale and Delivery of the Shares.

           3.1 On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, at a purchase price of $__________ per Share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule 1 hereto. One or more certificates in definitive form for the Firm Shares that the several Underwriters have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Representatives shall request upon notice to the Company at least 48 hours prior to the Firm Closing Date, shall be delivered by or on behalf of the Company to the Representatives for the respective accounts of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by either wire transfer of immediately available funds or certified or official bank check or checks drawn upon or by a California Clearing House bank and payable in next day funds to the order of the Company. Delivery of the documents, certificates and opinions described in Section 8 of this Agreement and payment for the Firm Shares and delivery of the Firm Shares shall be made at the offices of W.B. McKee Securities, Inc., 3003 North Central Avenue, Suite 100, Phoenix, Arizona 85012, at 6:30 a.m., California time, on the [fifth] full business day following the date hereof, or at such other places, time or date as the Representatives and the Company may agree upon or as the Representatives may determine pursuant to
Section 8 hereof, such time and date of delivery against payment being herein referred to as the "Firm Closing Date." The Company will make such certificate or certificates for the Firm Shares available for checking and packaging by the Representatives at the offices of the Company's transfer agent or registrar (or the correspondent or the agent of the Company's transfer agent or registrar) at least 24 hours prior to the Firm Closing Date.

           3.2 For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Shares as contemplated by the Prospectus, the Company hereby grants to the several Underwriters an option to purchase, severally and not jointly, the Option Shares. The purchase price to be paid for any Option Shares shall be the same price per share as the price per share for the Firm Shares set forth above in Section 3.1, plus, if the purchase and sale of any Option Shares take place after the Firm Closing Date and after the Firm Shares are trading "ex-dividend," an amount equal to the dividends payable on such Option Shares. The option granted hereby may be exercised as to all or any part of the Option Shares from time to time within forty-five days after the date of the Prospectus. The Underwriters shall not be under any obligation to purchase any of the Option Shares prior to the exercise of such option.

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The Representatives may from time to time exercise the option granted hereby by giving notice in writing or by telephone (confirmed in writing) to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are then exercising the option and the date and time for delivery of and payment for such Option Shares. Any such date of delivery shall be determined by the Representatives but shall not be earlier than two business days or later than seven business days after such exercise of the option and, in any event, shall not be earlier than the Firm Closing Date. The time and date set forth in such notice, or such other time on such other dates as the Representatives and the Company may agree upon or as the Representatives may determine pursuant to Section 9 hereof, is herein called the "Option Closing Date" with respect to such Option Shares. Upon each exercise of the option as provided herein, the Company shall become obligated to sell to each of the several Underwriters, and, subject to the terms and conditions herein set forth, each of the Underwriters (severally and not jointly) shall become obligated to purchase from the Company, the same percentage of the total number of the Option Shares as to which the several Underwriters are then exercising the option as such Underwriter is obligated to purchase of the aggregate number of Firm Shares, as adjusted by the Representatives in such manner as it deems advisable to avoid fractional shares. If the option is exercised as to all or any portion of the Option Shares, one or more certificates in definitive form for such Option Shares, and payment therefor, shall be delivered on the related Option Closing Date in the manner, and upon the terms and conditions, set forth in
Section 3.1, except that reference therein to the Firm Shares and the Firm Closing Date shall be deemed, for purposes of this Section 3.2, to refer to such Option Shares and Option Closing Date, respectively,

           3.3 It is understood that you, individually and not as the Representatives, may (but shall not be obligated to) make payment on behalf of any Underwriter or Underwriters for any of the Shares to be purchased by such Underwriter or Underwriters. No such payment shall relieve such Underwriter or Underwriters from any of its of their obligations hereunder.

        4. Offering by the Underwriters. Upon the Company's authorization of the release of the Firm Shares the several Underwriters propose to offer such Shares for sale to the public upon the terms set forth in the Prospectus. If the option set forth in Section 3.2 of this Agreement is exercised, then upon the Company's authorization of the release of the Option Shares the several Underwriters propose to offer such Shares for sale to the public upon the terms set forth in the Prospectus.

        5. Covenants of the Company. Except as otherwise stated below, the Company covenants and agrees with each of the Underwriters that:

           5.1 The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act. During any time when a prospectus relating to the Shares is required to be delivered under the Act, the Company (i) will comply with all requirements imposed upon it by the Act and the rules and regulations of the Commission

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thereunder to the extent necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (ii) will not file with the Commission the prospectus or the amendment referred to in the second sentence of
Section 2.1.1 hereof, any amendment or supplement to such prospectus or any amendment to the Registration Statement of which the Representatives shall not previously have been advised and furnished with a copy for a reasonable period of time prior to the proposed filing and as to which filing the Representatives shall not have given their consent. The Company will prepare and file with the Commission, in accordance with the rules and regulations of the Commission, promptly upon request by the Representatives or counsel for the Underwriters, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Shares by the several Underwriters, and the Company will use its best efforts to cause any such amendment to the Registration Statement to be declared effective by the Commission as promptly as possible. The Company will advise the Representatives, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence satisfactory to the Representatives of each such filing or effectiveness.

           5.2 The Company will advise the Representatives, promptly after receiving notice of obtaining knowledge thereof, of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus of the Prospectus or any amendment or supplement thereto, (ii) the suspension of the qualification of the Shares for offering or sale in any jurisdiction, (iii) the institution, threatening or contemplation of any proceeding for any such purpose or (iv) any request made by the Commission for amending the Registration Statement, for amending or supplementing the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued to obtain the withdrawal thereof as promptly as possible.

           5.3 The Company will arrange for the qualification of the Shares for offering and sale under the securities or blue sky laws of such jurisdictions as the Representatives may designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Shares; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

           5.4 If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the rules or regulations of the Commission thereunder, the Company will promptly notify the Representatives thereof and, subject to Section 6.1 hereof, will prepare and file with the Commission, at the Company's

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expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.

           5.5 The Company will, without charge, provide (i) to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement originally filed with respect to the Shares and each amendment thereto (in each case including exhibits thereto), (ii) to each other Underwriter, a conformed copy of such Registration Statement and each amendment thereto (in each case without exhibits thereto) and (iii) so long as a prospectus relating to the Shares is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company will provide or cause to be provided to the Representatives, and to each Underwriter that so requests in writing a copy of each report on Form SR filed by the Company from time to time as required by Rule 463 under the Act.

           5.6 The Company will, as soon as practicable but in any event no later than 90 days after the period covered thereby, make generally available to its security holders and to the Representatives a consolidated earnings statement of the Company and its subsidiaries that satisfies the provisions of
Section 11(a) of the Act and Rule 158 thereunder covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

           5.7 The Company will apply the net proceeds from the sale of the Shares as set forth in the Prospectus and Registration Statement and will not take any action that would cause it to become an investment company under the Investment Company Act of 1940, as amended.

           5.8 The Company will retain an investor relations firm, approved by the Representatives, for a minimum of 12 months from the date hereof.

           5.9 The Company will cause the Shares to be duly included for quotation on the [National Association of Securities Dealers Automated Quotations National Market System] prior to the Closing Date. The Company will use its best efforts to ensure that the Shares remain included for quotation on the [National Association of Securities Dealers Automated Quotation National Market System] following the Closing Date.

           5.10 So long as any Common Stock or Preferred Stock is outstanding until five years after the Closing Date the Company will furnish to the Representatives (i) as soon as available a copy of each report of the Company mailed to shareholders and filed with the Commission and (ii) from time to time such other information concerning the Company as the Representatives may reasonably request.

           5.11 At or prior to the Closing, the Company will deliver to the Representatives true and correct copies of the Certificate of Incorporation of the Company and all amendments thereto, all such copies to be certified by the Secretary of State of the State of Delaware; a good standing certificate from the Secretary of State of Delaware dated no more than two business days prior to the Closing Date; true and correct copies of the bylaws of the Company, as amended, certified by the Secretary of the Company and true and correct copies of the minutes of all meetings of the directors and stockholders of the Company held prior to the Closing Date which in any way relate to the subject matter of this Agreement.

           5.12 On or prior to the Closing Date, the Company will sell to the Representatives, individually and not as representatives of the Underwriters, warrants (the "Underwriters' Warrant") to purchase __________ Shares upon the terms set forth in the Warrant Agreement to be entered into between the Company and the Representatives on or prior to the Closing Date (the "Underwriters' Warrant Agreement") for [$100.00].

           5.13 At all times prior to the Closing Date, the Company will cooperate with the Representatives in such investigation as the Representatives may make or cause to be made of all the properties, business and operations of the Company in connection with the purchase and public offering of the Shares and the Company will make available to the Representatives in connection therewith such information in its possession as the Representatives may reasonably request.

           5.14 No offering, sale or other disposition of any Preferred Stock, Common Stock, equity or long-term debt (other than the issuance of any shares of Common Stock upon exercise of options granted under the Company's stock plans or conversion of the Series B Preferred Stock and Series C Preferred Stock, and exercise of the Underwriter's Warrant as described in the Registration Statement), and no purchase of any Common Stock or equity security of Company will be made within the one year period after the effective date of the Registration Statement, directly or indirectly, by the Company, otherwise than hereunder or with the Representatives' consent.

           5.15 The Company has appointed American Securities Transfer, Incorporated as Transfer Agent for the Shares. The Company will not change or terminate such appointment for a period of two years from the effective date without first obtaining the written consent of the Representatives, which consent shall not be unreasonably withheld.

           5.16 Prior to the Closing Date, the Company shall not issue any press release or other communication directly or indirectly and shall hold no press conference with respect to the Company, its financial condition, results of operations, business, properties, assets, liabilities and any of them, or this offering, without the prior written consent of the Representatives.

        6. Right of First Refusal.

           6.1 Consultation with Representatives. For a period of three years from the date of the definitive prospectus, the Company agrees to consult with the Representatives in respect of any prospective or actual public or private offering of securities of the Company for cash other than to employees.

           6.2 Right of First Refusal. For a period of three years from the date of this Agreement, the Company will not enter into an agreement for any public or private offering for cash (other than to employees) of any debt or equity securities of the Company to or through any person, firm or corporation other than South Coast Financial Securities, Inc. ("South Coast") unless and until the Company shall have first negotiated for the sale of the Company's securities with or offered to sell its securities to South Coast. The Company shall notify South Coast in writing of the Company's intention to offer its securities in a covered offering and the terms (including the price to South Coast or other method of determining the underwriting discount or fee) and conditions of the proposed offering. South Coast shall then have 10 days from the date it receives such written notice from the Company to decide whether it wishes to participate as manager, co-manager, or otherwise, as determined by it in the proposed offering. If South Coast determines that it does not wish to participate in the proposed offering, then it shall so notify the Company of its intention in writing not later than 30 days from the receipt of notice from the Company, and then the Company may within a period of 90 days from the date of receipt of such notice from South Coast enter into a letter of intent for the public sale or, as appropriate, a contract for the private sale, of any of its securities through any other person, firm or corporation on the same general terms and conditions as those which were tendered to South Coast; provided, however, as to a public offering, if a definitive underwriting agreement with a firm commitment is not executed by the Company with such third party within 180 days thereafter, all the rights of South Coast hereunder shall be reinstated. Nothing in this Agreement shall be construed as granting the continuation of such preferential right on the part of South Coast beyond such three-year period. The Company shall not be required to consult with South Coast concerning any borrowings from banks and institutional lenders or concerning financing under any equipment leasing or similar arrangements.

        7. Expenses. The Company will pay upon demand all costs and expenses incident to the performance of the Company's obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing or other production of documents with respect to the transactions, including any costs of printing the Registration Statement originally filed with respect to the Shares and any amendment thereto, any Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, this Agreement, the Agreement Among Underwriters among the Representatives, the Underwriters and certain other parties thereto, the Selected Dealer Agreement among the Representatives, the Underwriters and certain other parties thereto, and any blue sky memoranda, (ii) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (h) preparation, issuance and delivery to the Underwriters of any certificates evidencing the Shares, including transfer agent's and registrar's fees, (v) the qualification of the Shares under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for the Underwriters relating thereto, (vi) the filing fees of the Commission and the National Association of Securities Dealers, Inc. relating to the Shares, (vii) any quotation of the Shares on the [National Association of Securities Dealers Automated Quotation National Market System], (viii) any meetings with prospective investors in the Shares (other than as shall have been specifically approved in writing by the Representatives to be paid for by the Underwriters) and the cost of "tombstone" advertisements in publications designated by you, (ix) all other advertising relating to the offering of the Shares (other than as shall have been specifically approved in writing by the Representatives to be paid for by the Underwriters). In addition to the foregoing, the Company shall pay the Representatives a non-accountable expense allowance equal to 3.0% of the gross sales price of the Shares to the public set forth on the cover page of the Prospectus. This non-accountable expense allowance with respect to the Firm Shares shall be paid to the Representatives on the Firm Closing Date and the non-accountable expenses with respect to the Option Shares shall be paid to the Representatives on the Option Closing Date. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 8 hereof is not satisfied, because this Agreement is terminated pursuant to Section 11 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares. The Company shall in no event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

         8. Conditions of the Underwriters' Obligations. Your obligations to use your best efforts to sell the Shares is provided herein shall be subject, in the Representatives' sole discretion, to the accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder and to the following additional conditions:

                 8.1 If the Registration Statement or any amendment thereto filed prior to the Closing Date has not been declared effective as of the time of execution hereof, the Registration Statement or such amendment shall have been declared effective not later than 11:00 a.m., Arizona time, on the date on which the amendment to the Registration Statement originally filed with respect to the Shares or to the Registration Statement, as the case may be, containing information regarding the initial public offering price of the Shares has been filed with the Commission, or such later time and date as shall have been consented to by the Representatives; if required, the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

                 8.2 The Representatives shall have received an opinion, dated the Closing Date, of Squire, Sanders & Dempsey, counsel for the Company, to the effect that:

                          8.2.1   the Company and each of its subsidiaries has
been duly organized and is validly existing as a corporation in good standing under the laws of the state of its jurisdiction of incorporation, and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company;

                          8.2.2   the Company has the corporate power to own or
lease its properties; the Company has the corporate power to conduct its business as described in the Registration Statement and the Prospectus; the Company has the corporate power to enter into this Agreement and to carry out all of the terms and provisions hereof to be carried out by it;

                          8.2.3   the Company has an authorized capitalization
as set forth in the Prospectus; all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; the Common Stock underlying the Shares has been duly authorized by all necessary corporate action of the Company, and, when issued and delivered to and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable; the Shares have been duly authorized for quotation on the National Association of Securities Dealers Automated Quotation National Market System; no holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares; and no holders of securities of the Company are entitled to have such securities registered under the Registration Statement;

                          8.2.4   the statements set forth under the heading
"DESCRIPTION OF SECURITIES" in the Prospectus, insofar as such statements purport to summarize certain provisions of the capital stock of the Company, provide a fair summary of such provisions;

                          8.2.5   the execution and delivery of this Agreement
has been duly authorized by all necessary corporate action of the Company and this Agreement is a valid and binding obligation of the Company enforceable in accordance with its terms except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles;

                          8.2.6   no legal or governmental proceedings are
pending to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and, to the best knowledge of such counsel, no such proceedings have been threatened against the Company or any of its subsidiaries or with respect to any of their properties;

                          8.2.7   no contract or other documents is required to
be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required;

                          8.2.8   the issuance, offering and sale of the Shares
by the Company pursuant to this Agreement, the compliance by the Company with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws, or conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument, known to such counsel, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their properties are bound, or the charter documents or bylaws of the Company, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator known to such counsel and applicable to the Company or any of its subsidiaries;

                          8.2.9   The Registration Statement is effective under
the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or, to the best knowledge of such counsel are threatened or contemplated by the Commission;

                          8.2.10  the Registration Statement originally filed
with respect to the Shares and each amendment thereto and the Prospectus (in each case, other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission thereunder; and

                          8.2.11  the Company is not an investment company
within the meaning of the Investment Company Act of 1940, as amended, and, if the Company uses the proceeds of the sale of the Shares solely as described in the Prospectus, will not as a result of the sale of such Shares become an investment company within the meaning of the Investment Company Act of 1940, as amended.

                          8.2.12  such counsel shall also state that they have
no reason to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or the date of such opinion, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that in each case such counsel need not express any opinion as to the financial statements and other financial and statistical information contained therein.

In rendering any such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials.

References to the Registration Statement and the Prospectus in this Section 8 shall include any amendment or supplement thereto at the date of such opinion.

                 8.3 The Representatives shall have received an opinion, dated the Closing Date, of Hewitt & McGuire, counsel for the Underwriters, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus, and such other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents and certificates as they may reasonably request for the purpose of enabling them to pass upon such matters.

                 8.4 The Representatives shall have received from Arthur Andersen LLP a letter or letters dated, respectively, the date hereof and the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

                          8.4.1  they are independent accountants with respect
to the Company within the meaning of the Act and the applicable rules and regulations thereunder;

                          8.4.2  in their opinion, the audited financial
statement and schedules examined by them and included in the Registration Statement and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

                          8.4.3  on the basis of a reading of the latest
interim unaudited financial statements of the Company, carrying out certain specified procedures (which do not constitute an examination made in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph, a reading of the minute books of the shareholders, the board of directors and any committees thereof of the Company, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that:

                                  (A)      the unaudited consolidated financial
         statements of the Company included in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus; and

                                  (B)      at a specific date not more than
         five business days prior to the date of such letter, there were any changes in the capital stock or long-term debt of the Company or any decreases in net current assets or stockholders' equity of the Company, in each case compared with amounts shown on the July 31, 1995 consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from July 31, 1995, to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in operating revenues, operating expenses, other income, net income before income taxes, income tax benefits, net income (loss) or net income (loss) per share of the Company, except in all instances for changes, decreases or increases set forth in such letter;

                          8.4.4   they have carried out certain specified
procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records of the Company and are included in the Registration Statement and the Prospectus and have compared such amounts, percentages and financial information with such records of the Company and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation.

         In the event that the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that (i) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the representatives deem such explanation unnecessary, and (ii) such changes, decreases or increases do not, in the sole judgment of the Representatives, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the Registration Statement, as amended as of the date hereof.

         References to the Registration Statement and the Prospectus in this
Section 8 with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

                 8.5 The Representatives shall have received a certificate, dated the Closing Date, of the president and the principal financial or accounting officers of the Company to the effect that:

                          8.5.1   the representations and warranties of the
Company in this Agreement are true and correct as if made on and as of the Closing Date; the Registration Statement, as amended as of the Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented as of the Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date;

                          8.5.2   no stop order suspending the effectiveness of
the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or threatened or, to the best of their knowledge, are contemplated by the Commission; and

                          8.5.3   subsequent to the respective dates as of
which information is given in the Registration Statement and the Prospectus, the Company has not sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

                 8.6 The NASD, upon review of the terms of the public offering of the Shares shall not have objected to the Underwriters' participation in such offering.

                 8.7 The counsel to the Representatives and other persons retained by the Representatives to conduct a due diligence investigation with respect to the offering shall be satisfied with the results of their respective due diligence investigations.

                 8.8 The Shares shall be qualified in such states as the Representatives may reasonably request pursuant to Section 5.3, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

                 8.9 The Representatives shall have received from each person who is a director or officer of the Company an agreement to the effect that such person will not, without the prior written consent of the Representatives, offer, pledge, sell, contract to sell, grant any option for the sale or otherwise dispose of, directly or indirectly, any shares of Common Stock or any security which by its terms is convertible into, exercisable or exchangeable for shares of Common Stock of the Company.

                 8.10 On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

         All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Representatives and counsel for the Underwriters. The Company shall furnish to the Representatives such conformed copies of such opinions, certificates, letters and documents in such quantities as the Representatives and counsel for the Underwriters shall reasonably request.

         9.      Indemnification and Contribution.

                 9.1 The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several to which such Underwriter or such controlling person may become subject under the

Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                          (a) any untrue statement or alleged untrue statement made by the Company in Section 2 of this Agreement,

                          (b) any untrue statement or alleged untrue statement of any material fact contained in (i) the registration statement originally filed with respect to the Shares or any amendment thereto or any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or (ii) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"), or

                          (c) the omission or alleged omission to state in such registration statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading;

and will reimburse, as incurred, each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein; and provided further, that the Company will not be liable to any Underwriter or any person controlling such Underwriter with respect to any such untrue statement or omission made in any Preliminary Prospectus that is corrected in the Prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Shares from such Underwriter but was not sent or given a copy of the Prospectus (as amended or supplemented), other than the documents incorporated by reference therein at or prior to the written confirmation of the sale of such Shares to such person in any case where such delivery of the Prospectus (as amended or supplemented) is required by the Act, unless such failure to deliver the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 5.5 of this Agreement. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

                 9.2 Each Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, any such director or officer of the Company or any such controlling person of the Company may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any director, officer or controlling person of the Company in connection with investigation or defending any such loss, claim, damage, liability or any action in respect thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

                 9.3 Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel at any one time (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representatives in the case of Section 9.1, representing the indemnified parties under such Section 9.1 who are parties to such action or actions) or (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party, unless such indemnified party waived its rights under this Section 9 in which case the indemnified party may effect such a settlement without such consent.

                 9.4 In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liability (or actions in respect thereof, each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Shares or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liability (or action in respect thereof). The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable consideration referred to in the first sentence of this Section 9.4. Notwithstanding any other provision of this Section 9.4, no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total public offering price of the

Shares sold by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 9.4, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same right to contribution as the Company as the case may be.

         10. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and directors, and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, any Underwriter or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 7 and 9 hereof shall remain in full force and effect, regardless of any termination or cancellation this Agreement.

         11.     Termination.

                 11.1 This Agreement may be terminated in the sole discretion of the Representatives by notice to the Company given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

                          11.1.1  The Company shall have sustained any material
loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding or there shall have been any material adverse change, or any development involving a prospective material adverse change (including without limitation a change in management or control of the Company), in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto);

                          11.1.2  trading in the Preferred Stock shall have
been suspended by the Commission or the [National Association of Securities Dealers Automated Quotation National Market System] or trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the National Association of Securities Dealers Automated

Quotation National Market System shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market system;

                          11.1.3  a banking moratorium shall have been declared
by New York, California or United States authorities; or

                          11.1.4  there shall have been (i) an outbreak or
escalation of hostilities between the United States and any foreign power, (ii) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (iii) any other calamity or crisis having an effect on the financial markets that, in the sole judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares as contemplated by the Registration Statement, as amended as of the date hereof.

                 11.2     Termination of this Agreement pursuant to this
Section 11 shall be without liability of any party to any other party.

         12. Information Supplied by Underwriters. The statements set forth in the last paragraph on the front cover page and under the heading "Underwriting" in any Preliminary Prospectus or the Prospectus, to the extent such statements relate to the Underwriters, constitute the only information furnished by any Underwriter through the Representatives to the Company for the purposes of Section 2.1.2 and 9.2 hereof. The Underwriters confirm that such statements, to such extent are correct.

         13. Notices. All communications hereunder shall be in writing and, if sent to any of the Underwriters, shall be mailed (certified or registered mail, postage prepaid, return receipt requested) or delivered or sent by facsimile transmission and confirmed in writing to W.B. McKee Securities, Inc., 3003 North Central Avenue, Suite 100, Phoenix, Arizona 85012,
Attention: Mr. William B. McKee, President (with a copy to William L. Twomey, Esq., Hewitt & McGuire, 19900 MacArthur Boulevard, Suite 1050, Irvine, California 92715), if sent to the Company, shall be mailed (certified or registered mail, postage prepaid, return receipt requested), delivered or telegraphed and confirmed in writing to the Company at Sunrise Preschools, Inc., 9128 East San Salvador Drive, Suite 200, Scottsdale, Arizona 85258,
Attention: Mr. James Evans, President (with a copy to Christopher D. Johnson, Esq., Squire, Sanders & Dempsey, Two Renaissance Square, 40 North Central Avenue, Suite 2700, Phoenix, Arizona 85004). Notices shall be effective if mailed, 48 hours after deposit in the mail properly addressed, sent by facsimile, upon receipt and in any other instance, when delivered. The failure to deliver a copy of any communication to any copy party shall not affect the effectiveness of such communication.

         14. Successors. This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters, the Company, and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Shares through any Underwriter shall be deemed a successor because of such purchase.

         15. Applicable Law. The validity and interpretation of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of California without giving effect to any provisions relating to conflicts of laws.

         16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                 If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company and each of the several Underwriters.

                                            Very truly yours,

                                            SUNRISE PRESCHOOLS, INC.


                                            By:  /s/ James R. Evans
                                                 -------------------------------
                                                 James R. Evans, President


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

W.B. McKee Securities, Inc.
South Coast Financial Securities, Inc.
(As Representatives of the several
Underwriters named in Schedule 1 hereto)

By:      W.B. McKee Securities, Inc.


         By:  /s/ William B. McKee
              ----------------------------
              William B. McKee, President

                                   SCHEDULE 1

                                  UNDERWRITERS


                                                               Number of Shares
Underwriter                                                        to be sold
-----------                                                    ----------------




         Total                                                 ----------------